Exhibit 10.11

JOINT OWNERSHIP AGREEMENT

This Joint Ownership Agreement (this “Agreement”) is effective as of October 24, 2015 (the “Effective Date”) by and between BioChemics, Inc., a Delaware corporation having an address at 300 Rosewood Drive, Suite 103, Danvers MA 01923 (“BioChemics”) and Inpellis, Inc., a Delaware corporation having an address at 30 Washington Avenue, Suite F, Haddonfield, NJ 08033 (“Inpellis”). BioChemics and Inpellis are each herein a “Party” and collectively, the “Parties.”

WHEREAS, BioChemics and Inpellis jointly own the intellectual property described in Section 2.2 of the Intellectual Property Purchase Agreement (the “Purchase Agreement”) entered into by BioChemics and Inpellis on the same date as the Effective Date (the “Joint IP”); and

WHEREAS, the Parties wish to clarify their respective rights and obligations with respect to the Joint IP and its commercialization.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the Parties agree as follows:

ARTICLE 1 - RIGHTS OF THE PARTIES

1.1 Inpellis hereby agrees that it will use the Joint IP only in connection with the Products, as listed on Schedule 1.1 hereto. BioChemics hereby agrees that it will not use the Joint IP in connection with Products, but may use the Joint IP for any other purpose. The Parties acknowledge and agree that their respective use shall include, but not be limited to, the development and commercialization of drugs using the Joint IP and the prosecution and maintenance of patents relating to the Joint IP. Inpellis will manage the prosecution and maintenance of all patents relating to the Joint IP. BioChemics shall be copied on all patent-related correspondence. BioChemics and Inpellis shall use reasonable efforts to assure full cooperation of its employees/inventors in the preparation, filing, prosecution, and maintenance of such patents. Inpellis agrees not to abandon any patent or patent application prosecution or maintenance relating to the Joint IP without first notifying BioChemics in writing at least sixty (60) days in advance of any applicable deadline. Inpellis will obtain estimates for BioChemics of the costs of all prosecution and maintenance activities hereunder, and shall give BioChemics an opportunity to disapprove prior to committing Inpellis to such expense. Such decision by BioChemics shall be made, in writing to Inpellis, no longer than 30 days from the date of the estimate. Deviations from this time frame will only be granted upon consultation and agreement by the parties.

1.2 Payment of all fees and costs relating to all Joint IP patent filing, prosecution and maintenance, shall timely be effected by Inpellis; provided, however, that Inpellis will obtain estimates of all such fees and costs. Inpellis will bear all such costs and fees in accordance with licensing agreement, including reasonable attorney’s fees, incurred in the filing, prosecution and maintenance of patents and patent applications for the Joint IP in the United States unless otherwise agreed upon by the Parties.

1.3 Except as may otherwise be set forth in this Agreement, neither Party shall have any obligation to pay royalties to, provide an accounting to, or otherwise make payment to, the other Party in connection with such Party’s use of the Joint IP in accordance with the terms of this Agreement.

ARTICLE 2 - TERMINATION AND ABANDONMENT

2.1 Unless earlier terminated as provided below, this Agreement shall terminate with the expiration of the last to expire patent issued on the Joint IP, on abandonment by all Parties of all patents and patent applications relating to the Joint IP, or upon the termination of all license agreements relating to the Joint IP, whichever shall last occur.

2.2 In the event that either BioChemics or Inpellis desires to abandon any interest in any patent or patent application relating to the Joint IP (an “Abandoning Party), the Abandoning Party shall notify the other Parties in writing at least sixty (60) days in advance of such abandonment and in advance of any applicable patent filing deadline or maintenance fee payment date so as to allow said other Party the opportunity to continue to pursue such patent applications or patent maintenance. Upon conclusion of said sixty (60) day notice period, the Abandoning Party shall abandon and shall be deemed to have abandoned and assigned all its right, title and interest in and to the noticed patent matter in favor of the non-abandoning Party, including without limitation all rights to any proceeds or royalties relating to the abandoned patent matter. Thereafter, the non-abandoning Party may abandon its interests in the Joint IP at its sole discretion and without notice; provided, however, that such abandonment shall be with notice to the inventors given not less than sixty (60) days prior to any applicable patent filing deadline or maintenance fee payment date.

2.3 If any Party shall cease to carry on its business, dissolve, have a receiver appointed to carry on all or part of its business, become insolvent or become subject to an order for relief under any bankruptcy or other receivership law, the other Party shall have the right to terminate this Agreement by written notice to such Party.

ARTICLE 4 - ASSIGNMENT

4.1 Each Party’s ownership rights in and to the Joint IP may be assigned without the approval of the other Party, except as may be provided in the Purchase Agreement.

ARTICLE 5 - INFRINGEMENT

5.1 In the event that there is an infringement by a third party of the Joint IP, a Party having such knowledge shall notify the other Party in writing to that effect. Upon receipt of any such notice, the Parties shall meet to discuss the substance of such alleged infringement and the potential remedies available to deal with such alleged infringement and the risks associated with such remedies. The Parties may by mutual assent share the responsibility, cost and expense of obtaining a discontinuance of such infringement, or bringing a suit against the third party infringer upon such terms as the Parties shall agree. In the absence of such mutual agreement, the right, but not the obligation, to obtain a discontinuance of such infringement or bring suit against the third party infringer shall first be held by Inpellis for a period of sixty (60) days from the date of said written notice, then by BioChemics for a period of thirty (30) days. In each instance, any Party choosing to exercise its right shall do so at its own cost and expense and shall have the right to join the other Parties as necessary party plaintiffs. Nothing herein shall obligate any Party to obtain a discontinuance of infringement or to bring suit against a third party infringer without such Party’s consent.

5.2 As to any Party bringing a suit in accordance with Section 5.1 (the “Prosecuting Party”), no settlement, consent judgment or other voluntary final disposition of any such action may be entered into without the prior written consent of the other Parties, which consent shall not unreasonably be withheld. Any recovery of damages by the Prosecuting Party for each such suit shall be applied first in satisfaction of any expenses and legal fees of the Prosecuting Party relating to such action, and the balance remaining from any such recovery shall be equally between BioChemics and Inpellis, unless otherwise agreed upon by the Parties.

5.3 Each Party covenants and agrees not to file or participate in, directly or indirectly, any action, suit or proceeding before any court or other regulatory body the purpose of which is to invalidate or limit the scope of any of the rights inherent in the Joint IP during the term of this Agreement.

ARTICLE 6 - INDEMNITY

Each Party agrees to indemnify, hold harmless, and defend at such Party’s own cost and expense, the other Party and its directors, trustees, shareholders, officers, employees, students and agents against any and all claims or actions arising out of damage or injury (including death) to persons or property caused by or sustained in connection with conditions created by the exercise of any rights and services provided under this Agreement where the indemnifying Party is found by a court of competent jurisdiction to have been factually and legally responsible for said condition.

ARTICLE 7 - WARRANTY

7.1 Each Party warrants that it has the right to enter into this Agreement.

7.2 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH OF THE PARTIES, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AFFILIATES MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF INTELLECTUAL PROPERTY RIGHTS AND PATENT CLAIMS, ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY ANY PARTY THAT THE PRACTICE, USE, COMMERCIALIZATION OR LICENSE OF THE INVENTION SHALL NOT INFRINGE THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY. IN NO EVENT SHALL ANY PARTY, OR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER ANY PARTY

SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY, OF SUCH DAMAGES AND NEITHER SHALL ANY PARTY, OR THEIR RESPECTIVE TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR PUNITIVE DAMAGES OF ANY KIND.

ARTICLE 8 - MISCELLANEOUS

8.1 No Party shall use or permit to be used the name (or any adaptation thereof) of any other Party or of any staff member, officer, employee or student of any other Party in any advertising, promotional or sales literature, publicity or in any document employed to obtain financing, except as may be required under SEC securities registration requirements, without the prior written approval of the Party or individual whose name is to be used.

8.2 This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

8.3 If any provision of this Agreement is or becomes invalid or ruled illegal by any court of competent jurisdiction or is deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the Parties that the remainder of this Agreement shall not be effected thereby. It is further the intention of the Parties that in lieu of each such provision which is invalid, illegal or unenforceable, there shall be substituted or added as part of this Agreement a provision which shall be as similar as possible in economic and business objectives as intended by the Parties to such invalid, illegal or enforceable provision, but shall be valid, legal and enforceable.

8.4 Any notice required or permitted to be given to the Parties hereto shall be deemed to have been properly given if delivered, in writing, in person or mailed by first-class certified mail return receipt requests to the following addresses, or such other addresses as may be designed in writing by the Parties from time to time during the term of this Agreement.

If to BioChemics:

300 Rosewood Drive

Suite 103

Danvers, MA 01923

Attn: Chief Executive Officer

If to Inpellis:

30 Washington Avenue

Suite F

Haddonfield, NJ 08033

Attn: Chief Executive Officer

The Parties acknowledge that this Agreement sets forth the entire Agreement and understanding of the Parties as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the Parties.

9.2 No Party shall be liable for any failure to perform as required by this Agreement, to the extent such failure to perform is caused by any reason beyond such Party’s control, or by reason of any of the following: labor disturbances or disputes of any kind, accidents, failure to obtain any required governmental approval, civil disorders, acts of aggression, acts of God, energy or other conservation measures, failure of utilities, mechanical breakdowns, material shortages, disease, or similar occurrences.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.

BioChemics, Inc.

Signature	/s/ Marshall S. Sterman

Name:	Marshall S. Sterman
Title:	President

Inpellis, Inc.

Signature	/s/ Patrick T. Mooney, M.D.

Name:	Patrick T. Mooney, M.D.
Title:	President and Chief Executive Officer

SCHEDULE 1.1

Products

Transdermal Ibuprofen

Transdermal Benfothiamine

Transdermal Gabapentin

Transdermal Celecoxib

Transdermal Rofecoxib

Transdermal Lidocaine and any similar products derived from the same chemical including, without limitation, Benzocaine, Dibucaine, Oxybuprocaine, Proparacaine, Proxymetacaine, Tetracaine, Amethocaine, Xylocaine and Lignocaine (collectively, the “Caine Products”)